EXHIBIT 12.1


                       RATIO OF EARNINGS TO FIXED CHARGES


                                                       Fiscal Year Ended December 31,
                                                     2003           2002           2001          2000           1999
                                                --------------------------------------------------------------------------
Earnings:
Income before income taxes                            $ 33,316       $ 20,965       $ 13,778        $ (876)      $ (2,134)
Pretax charges (credits)                                   (94)           (28)                           -              -

Fixed Charges:
         Interest expense                                3,523          3,265          3,699        12,305         12,448
         Capitalized interest                               99             30              -             -              -
         Deferred financing fees                           578            487            312           907            972
         Interest portion of rental expense                319            275            300           306            269
                                                --------------------------------------------------------------------------
                                                      $ 37,741       $ 24,994       $ 18,089      $ 12,642       $ 11,555
                                                ==========================================================================

Fixed Charges:
         Interest expense                                3,523          3,265          3,699        12,305         12,448
         Capitalized interest                               99             30              -             -              -
         Deferred financing fees                           578            487            312           907            972
         Interest portion of rental expense                319            275            300           306            269
                                                --------------------------------------------------------------------------
                                                       $ 4,519        $ 4,057        $ 4,311      $ 13,518       $ 13,689
                                                ==========================================================================

Ratio of Earnings to Fixed Charges                         8.4            6.2            4.2           0.9            0.8
                                                ==========================================================================




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